Exhibit 23.1
Consent of RSM US LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-221457) on Form S-8 of FutureFuel Corp. of our reports, dated March 14, 2023, relating to the consolidated financial statements and the effectiveness of  internal control over financial reporting of FutureFuel Corp., appearing in this Annual Report on Form 10-K of FutureFuel Corp. for the year ended December 31, 2022.

/s/RSM US LLP

St. Louis, Missouri

March 14, 2023